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                                                                  EXHIBIT 10.10


                               LIBERTE INVESTORS
                           1995 EQUITY INCENTIVE PLAN

                                   ARTICLE I
                                NAME AND PURPOSE

         1.1 Name. The name of this Plan is the "Liberte Investors 1995 Equity Incentive Plan."

         1.2 Purpose. The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by providing equity ownership opportunities and performance based incentives to better align the interests of Trustees, officers and key employees with those of shareholders. The Plan is also designed to enhance the profitability and value of the Company for the benefit of its shareholders by providing equity and cash awards to attract, retain and motivate Trustees, officers and other key employees who make important contributions to the success of the Company.

                                   ARTICLE II
                 DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION

         2.1 General Definitions. The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

                 (a) Affiliate. A Parent, or Subsidiary of the Company or any other entity designated by the Committee in which the Company owns at least a 50% interest (including, but not limited to, partnerships and joint ventures).

                 (b) Agreement. The document which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

                 (c) Benefit. Any benefit granted to a Participant under the Plan.

                 (d)      Board.  The Board of Trustees of the Company.

                 (e) Change of Control. (i) The acquisition at any time by a "person" or "group" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) (excluding, for this purpose, the Company or any Subsidiary or any employee benefit plan of the Company or any Subsidiary) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 25% or more of the combined voting power in the election of trustees of the then-outstanding securities of the Company or any successor of the Company; (ii) the termination of service as trustees, for any reason other than death, disability or retirement from the Board during any period of two consecutive years or less, of individuals who at the beginning of such period constituted a majority of the Board, unless the election of or nomination for election of each new trustee during such period was approved by a vote of at least a majority of the trustees still in office who were trustees at the beginning of the period; (iii) approval by the shareholders of the Company of any merger or consolidation or statutory share exchange as a result of which the Shares of Beneficial Interest shall be changed, converted or exchanged (other




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         than a merger or share exchange with a wholly-owned Subsidiary of the
         Company) or liquidation of the Company or any sale or disposition of 50% or more of the assets or earning power of the Company; or (iv) approval by the shareholders of the Company of any merger or consolidation or statutory share exchange to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation or statutory share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors or trustees of the surviving entity following the effective date of such merger or consolidation or statutory share exchange; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board deems otherwise. A "Change in Control" shall not include any reduction in ownership of an Affiliate so long as the entity continues to meet the definition of an Affiliate as contained in this Section 2.1.

                 (f) Code. The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

                 (g) Company. Liberte Investors, a Massachusetts business trust.

                 (h) Committee. The Company's Compensation Committee, initially consisting of Gene H. Bishop and Edward W. Rose III, or its successor.

                 (i) Effective Date. The date that the Plan is approved by the Board, provided that it is also approved by the shareholders of the Company within one year after approval by the Board. Any grants of Benefits prior to the approval by the shareholders of the Company shall be contingent on such subsequent approval, and shall be retroactively null and void if such approval is not obtained.

                 (j) Employee. Any employee, director, general partner, trustee (of a business trust), officer, consultant or advisor of the Employer, provided that bona fide services are rendered by such consultants and advisors and such services rendered by consultants and advisors are not in connection with the offer or sale of securities in a capital-raising transaction.

                 (k)      Employer.  The Company and all Affiliates.

                 (l) Exchange Act. The Securities Exchange Act of 1934, as amended.

                 (m) Fair Market Value. The closing price of a Share on the New York Stock Exchange on a given date, or, in the absence of sales on a given date, the closing price on the New York Stock Exchange on the last day on which a sale occurred prior to such date.

                 (n) Fiscal Year. The fiscal year of the Company ending each June 30.

                 (o) ISO. An Incentive Stock Option as defined in Section 422 of the Code.





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                 (p)      NQSO.  Non-Qualified Stock Option, which is an Option
         that does not meet the statutory requirements of an ISO.

                 (q) Option. An option to purchase Shares granted under the Plan.

                 (r) Other Share Based Award. An award under ARTICLE XVII that is valued in whole or in part by reference to, or is otherwise based on, Shares.

                 (s) Parent. Any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company, if, at the time of the grant of an Option or other Benefit, each of the corporations (other than the Company or a Subsidiary) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 (t) Participant. An Employee who is granted a Benefit under the Plan. Benefits may be granted only to Employees.

                 (u) Performance Share. A Share awarded to a Participant under ARTICLE XVI of the Plan.

                 (v) Plan. The Liberte Investors 1995 Equity Incentive Plan, as amended, modified or supplemented from time to time.

                 (w) Restricted Shares. Shares issued under ARTICLE XV of the Plan.

                 (x) Rule 16b-3. Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule in effect from time to time.

                 (y)      SEC.  The Securities and Exchange Commission.

                 (z)      Share.  A Share of Beneficial Interest in the Company.

                 (aa) Share of Beneficial Interest. The Company's Shares of Beneficial Interest, no par value, or any other interest into which such shares may be reconstituted.

                 (bb) SAR. A Stock Appreciation Right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

                 (cc) Subsidiary. Any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an Option or other Benefit, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 (dd) Trustee. A Trustee of the Company or, if reconstituted as, or if the successor to the Company is, a corporation, a director of the Company or such successor.





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         2.2     Other Definitions.  In addition to the above definitions,
certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in such Agreement.

         2.3 Conflicts in Plan. In the case of any conflict in the terms of the Plan, or between the Plan and an Agreement, relating to a Benefit, the provisions in the ARTICLE of the Plan which specifically grants such Benefit shall control those in a different ARTICLE or in such Agreement.

                                  ARTICLE III
                         SHARES OF BENEFICIAL INTEREST

         3.1 Number of Shares. The number of Shares which may be issued or sold or for which Options, SARs, Performance Shares or Other Share Based Awards may be granted under the Plan shall be 1,500,000. Such Shares may be authorized but unissued Shares, reacquired Shares, Shares acquired on the open market specifically for distribution under this Plan, or any combination thereof.

         3.2 Reusage. If an Option or SAR expires or is terminated, surrendered or canceled without having been fully exercised, if Restricted Shares or Performance Shares are forfeited, or if any other grant ultimately results in any Shares not being issued, the unused Shares covered by any such Benefit shall again be available for grant under the Plan to any Participant.

         3.3 Adjustments. If there is any change in the Shares of Beneficial Interest of the Company by reason of any stock split, stock dividend, spinoff, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or any other similar transaction, the number of shares available for grant under the Plan or subject to or granted pursuant to a Benefit and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

                                   ARTICLE IV
                                  ELIGIBILITY

         4.1 Determination By Committee. The Participants and the Benefits they receive under the Plan shall be determined by the Committee in its sole discretion. In making its determinations, the Committee shall consider past, present and expected future contributions of Participants and potential Participants to the Employer. Members of the Committee and any other persons whose participation in the Plan (i) would cause disqualification of this or any other benefit plan intended to be qualified under Rule 16b-3 or (ii) would result in the Company being unable to take advantage of Code Section 162(m) are ineligible to participate in the Plan. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period. No Participant shall be granted Benefits under the Plan with respect to more than 1,500,000 Shares in any calendar year (subject to adjustment as provided in Section 3.3 hereof).

                                   ARTICLE V
                                 ADMINISTRATION

         5.1 Committee. The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board who are "disinterested persons" as defined in Rule 16b-3 and are "outside directors" as defined in Code





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Section 162(m) and the regulations thereunder.  The Committee shall initially consist of Mr. Gene H. Bishop and Mr. Edward W. Rose III.

         5.2 Authority. Subject to the terms of the Plan, the Committee shall have sole discretionary authority to:

                 (a) determine the individuals to whom Benefits are granted, the type and amounts of Benefits to be granted and the date of issuance and duration of all such grants;

                 (b) determine the terms, conditions and provisions of, and restrictions relating to, each Benefit granted;

                 (c)      interpret and construe the Plan and all Agreements;

                 (d) prescribe, amend and rescind rules and regulations relating to the Plan;

                 (e)      determine the content and form of all Agreements;

                 (f) determine all questions relating to Benefits under the Plan;

                 (g) maintain accounts, records and ledgers relating to Benefits;

                 (h) maintain records concerning its decisions and proceedings; and

                 (i) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

         5.3 Decisions of Committee. All decisions made by the Committee pursuant to the provisions hereof shall be final and binding on all persons.

                                   ARTICLE VI
                               AMENDMENT OF PLAN

         6.1 Power of Committee. Subject to Article VIII hereof, the Committee shall have the sole right and power to amend the Plan at any time and from time to time; provided, however, that the Committee may not amend the Plan, without approval of the shareholders of the Company, in a manner which would:

                 (a) cause Options which are intended to qualify as ISOs to fail to qualify;

                 (b) cause the Plan to fail to meet the requirements of Rule 16b-3;

                 (c) violate any applicable rule, regulation, or procedure of any national securities exchange or securities association upon which any securities of the Company are listed (or any listing agreement with any such securities exchange or securities association); or

                 (d)      violate applicable law.





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                                  ARTICLE VII
                          TERM AND TERMINATION OF PLAN

         7.1 Term. The Plan shall commence as of the Effective Date. No Benefit shall be granted pursuant to the Plan on or after the tenth anniversary date of the Effective Date, but Benefits granted prior to such tenth anniversary may extend beyond that date to the date(s) specified in the Agreement(s) covering such Benefits.

         7.2 Termination. Subject to ARTICLE VIII, the Plan may be terminated at any time by the Committee.

                                  ARTICLE VIII
                    MODIFICATION OR TERMINATION OF BENEFITS

         8.1 General. Except as may be provided in an Agreement, any Benefit granted may be converted, modified, forfeited or canceled, prospectively or retroactively, in whole or in part, by the Committee in its sole discretion, but no such action may impair the rights of any Participant without his or her consent. Except as may be provided in an Agreement, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Benefit.

                                   ARTICLE IX
                               CHANGE OF CONTROL

         9.1 Right of Committee. The occurrence of a Change of Control shall not limit the Committee's authority to take any action, in its sole discretion, permitted hereunder. The Committee, in its sole discretion, may specify in any Agreement the effect a Change of Control will have on such Agreement.

                                   ARTICLE IX
                        AGREEMENTS AND CERTAIN BENEFITS

         10.1 Grant Evidenced by Agreement. The granting of any Benefit shall be subject to, and conditioned upon, the recipient's execution of an Agreement, which shall describe the specific Benefit granted and the terms and conditions of such Benefit. Except as otherwise provided in an Agreement, all capitalized terms used in an Agreement shall have the same meaning as in the Plan, and any Agreement shall be subject to all of the terms of the Plan.

         10.2 Provisions of Agreement. Each Agreement shall contain such provisions as the Committee shall determine in its sole discretion to be necessary, desirable and appropriate for the Benefit granted which may include, but not necessarily be limited to, the following: description of the type of Benefit; the Benefit's duration; its transferability; if an Option, the exercise price, the exercise period and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant's death, disability, change of duties or termination of employment; the Benefit's conditions; when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.





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                                   ARTICLE XI
                                 TANDEM AWARDS

         11.1 Tandem Awards. Benefits may be granted by the Committee in its sole discretion individually or in tandem, provided, however, that no Benefit except SARs may be granted in tandem with an ISO.

                                  ARTICLE XII
                  PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING

         12.1 Payment. Upon the exercise of an Option or in the case of any other Benefit that requires a payment by a Participant to the Company, the amount due the Company is to be paid:

                 (a)      in cash;

                 (b) by the surrender of all or part of a Benefit (including the Benefit being exercised);

                 (c) by the tender to the Company of Shares owned by the Participant and registered in his or her name having a Fair Market Value equal to the amount due to the Company;

                 (d) in other property, rights and credits, deemed acceptable by the Committee including the Participant's promissory note; or

                 (e) by any combination of the payment methods specified in (a) through (d) above.

         Notwithstanding the foregoing, any method of payment other than in cash may be used only with the consent of the Committee or if and to the extent so provided in an Agreement.

         12.2 Dividend Equivalents. Grants of Benefits may include dividend or dividend equivalent payments or dividend credit rights, to the extent so provided in an Agreement.

         12.3 Optional Deferral. The right to receive any Benefit under the Plan may, at the request of the Participant made before any Benefit is otherwise due or payable, be deferred for such period and upon such terms as the Committee shall determine, which may include crediting of interest on deferrals of cash and crediting of dividends on deferrals denominated in Shares.

         12.4 Code Sections 162(m) and 280G. The Committee, in its sole discretion, may require that one or more Agreements contain provisions which provide that, in the event Sections 162(m) or 280G of the Code, or any successor provision relating to employee remuneration, would operate to disallow a deduction by the Company for all or part of any Benefit under the Plan, a Participant's receipt of the portion of such Benefit that would not be deductible by the Company shall be either (a) deferred until the next succeeding year or years in which the Participant's remuneration does not exceed the limit set forth in such provision of the Code, or (b) if necessary, canceled, forfeited, restricted, or limited.





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         12.5    Withholding.  The Company may, at the time any distribution is made under the Plan, whether in cash or in Shares, or at the time any Option is exercised, withhold from such distribution or Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local withholding requirements with respect to such distribution or exercise of such Option. Such withholding may be satisfied, at the Committee's option, either by cash, transfer of previously owned Shares or other property acceptable to the Committee, or the Company's withholding of Shares.

                                  ARTICLE XIII
                                    OPTIONS

         13.1 Types of Options. It is intended that both ISOs and NQSOs may be granted by the Committee under the Plan.

         13.2 Option Price. The purchase price for Shares under any ISO shall be no less than the Fair Market Value of the Shares at the time the Option is granted. For the purposes of this provision, Fair Market Value shall be determined without regard to any restriction, other than a restriction which by its terms will never lapse.

         13.3 Other Requirements for ISOs. ISOs may be issued only to bona fide employees of the Employer, and the terms of each Option which is intended to qualify as an ISO shall meet all requirements of Section 422 of the Code or any successor statute in effect from time to time.

         13.4 NQSOs. The terms of each NQSO shall provide that such Option will not be treated as an ISO.

         13.5    Determination by Committee.  Except as otherwise provided in
Section 13.2 through Section 13.4, the terms of all Options shall be determined by the Committee.

                                  ARTICLE XIV
                                      SARS

         14.1 Grant and Payment. The Committee may grant SARs. Upon electing to receive payment of an SAR, a Participant shall receive payment in cash, in Shares, or in any combination of cash and Shares, as the Committee shall determine.

         14.2 Grant of Tandem Award. If SARs are granted in tandem with an Option, the exercise of the Option shall cause a proportional reduction in SARs standing to a Participant's credit which were granted in tandem with the Option, and the payment of SARs shall cause a proportional reduction of the Shares under such Option. If SARs are granted in tandem with an ISO, the SARs shall have such terms and conditions as shall be required for the ISO to qualify as an ISO.

                                   ARTICLE XV
                               RESTRICTED SHARES

         15.1 Description. The Committee may grant Benefits in Shares as Restricted Shares with such terms and conditions as may be determined in the sole discretion of the Committee. Restricted Shares shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but shall be subject to forfeiture until provided otherwise in the applicable Agreement or the Plan. Each certificate





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representing Restricted Shares shall bear a legend referring to the Plan and the risk of forfeiture of the Restricted Shares and stating that such Restricted Shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all Restricted Shares from the date of grant. The Committee may (but is not obligated to) require that any dividends on such shares shall be automatically deferred and reinvested in additional Restricted Shares subject to the same restrictions as the underlying Benefit.

         15.2 Cost of Restricted Shares. Grants of Restricted Shares shall be made at such cost as the Committee shall determine and may be issued for no monetary consideration, subject to applicable state law.

         15.3 Nontransferability. Restricted Shares shall not be transferable until after the removal of the legend with respect to such Shares.

                                  ARTICLE XVI
                               PERFORMANCE SHARES

         16.1 Description. Performance Shares represent the right of a Participant to receive Shares at a future date in accordance with the terms and conditions of a grant. The terms and conditions shall be determined by the Committee, in its sole discretion, but generally are expected to be based substantially upon the attainment of targeted financial performance objectives.

         16.2 Grant. The Committee may grant an award of Performance Shares at such times, in such amounts and under such terms and conditions as it deems appropriate.

                                  ARTICLE XVII
                  OTHER SHARE BASED AWARDS AND OTHER BENEFITS

         17.1 Other Share Based Awards. The Committee shall have the right to grant Other Share Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the market performance of the Shares (such as phantom share awards), and the grant of securities convertible into Shares.

         17.2 Other Benefits. The Committee shall have the right to provide other types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan has been established.

                                 ARTICLE XVIII
                            MISCELLANEOUS PROVISIONS

         18.1 Termination of Employment. If the employment of a Participant by the Employer terminates for any reason, all unexercised, deferred, and unpaid Benefits may be exercisable or paid only in accordance with rules established by the Committee or pursuant to an Agreement. These rules may provide, as the Committee in its sole discretion may deem appropriate, for the expiration, forfeiture, or continuation of the Benefit, or for the acceleration of the vesting thereunder, except as may be provided in an Agreement, of all or part of the Benefits.





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         18.2    Unfunded Status of the Plan.  The Plan is intended to
constitute an "unfunded" plan for incentive and deferred compensation.

         18.3 Designation of Beneficiary. A Participant may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee may from time to time prescribe) to exercise, in the event of the death of the Participant, to the extent otherwise available under an Agreement, an Option, or to receive, in such event, any Benefits. The Committee reserves the right to review and approve beneficiary designations. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise any Option or to receive any Benefit, the Committee may determine to recognize only an exercise by the legal representative of the recipient, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone in connection therewith.

         18.4 Nontransferability. For Participants subject to Section 16 of the Exchange Act, and for all other Participants, unless otherwise determined for such other Participants by the Committee or as specified in an Agreement,
(i) no Benefit granted under this Plan may be transferred or assigned by the Participant to whom it is granted other than by beneficiary designation, will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in the Employee Retirement Income Security Act or the Code), and (ii) a Benefit granted under this Plan may be exercised, during the Participant's lifetime, only by the Participant or Participant's guardian or legal representative; except that, no ISO may be transferred or assigned pursuant to a qualified domestic relations order or exercised, during the Participant's lifetime, by the Participant's guardian or legal representative, unless such exercise is permitted by the Internal Revenue Service pursuant to the Code or otherwise without such ISO losing its status as an ISO. In the event that the provisions of Rule 16b-3 are amended to allow transfer of a Benefit to a trust or limited partnership established by a Participant for estate planning purposes, a Benefit other than an ISO granted under this Plan may be transferred to such trust or limited partnership, but, for Participants subject to Section 16 of the Exchange Act (unless otherwise so provided in an Agreement), only to the extent and on the terms and conditions of Rule 16b-3 as so amended.

         18.5 Rule 16b-3. With respect to Participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         18.6 References. The underscored references contained in the Plan and in any Agreement are included only for convenience, and they shall not be construed as a part of the Plan or Agreement or in any respect affecting or modifying its provisions. Unless otherwise indicated, Article and Section references herein are references to Articles and Sections of this Plan.

         18.7 Number and Gender. The masculine, feminine and neuter, wherever used in the Plan or in any Agreement, shall refer to either the masculine, feminine or





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
neuter; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

         18.8 GOVERNING LAW. THIS PLAN AND EACH AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND ADMINISTERED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO PRINCIPLES RELATING TO CONFLICT OF LAWS.

         18.9 Purchase for Investment. The Committee may require each person purchasing or receiving Shares pursuant to a Benefit to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and without a view to distribution or resale. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

         18.10 No Employment Contract. Neither the adoption of the Plan nor any Benefit granted hereunder shall confer upon any Employee any right to continued employment or engagement nor shall the Plan or any Benefit interfere in any way with the right of the Employer to terminate the employment or engagement of any of its Employees at any time.

         18.11 No Effect on Other Benefits. The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.





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